<PAGE 1>

                                                            EXHIBIT 4


                     NAVISTAR INTERNATIONAL CORPORATION
                              AND SUBSIDIARIES
                     ----------------------------------
              INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS,
                            INCLUDING INDENTURES


     The following instruments of Navistar International Corporation and its principal subsidiary Navistar International Transportation Corp. and its principal subsidiary Navistar Financial Corporation defining the rights of security holders are incorporated herein by reference.

     4.1 Indenture, dated as of March 1, 1968, between Navistar International Transportation Corp. and Manufacturers Hanover Trust Company, as Trustee, and succeeded by FIDATA Trust Company of New York, as successor Trustee, for 6 1/4% Sinking Fund Debentures due 1998 for $50,000,000. Filed on Registration
          No. 2-28150.

     4.2 Indenture, dated as of September 1, 1970, between Navistar International Transportation Corp. and Morgan Guaranty Trust Company, as Trustee, and succeeded by Commerce Union Bank, now known as Sovran Bank/Central South, as successor Trustee, for 8 5/8% Sinking Fund Debentures due 1995 for $100,000,000. Filed on Registration No. 2-38164.

     4.3  Indenture, dated as of June 15, 1974, between Navistar
          International Transportation Corp. and Harris Trust and Savings Bank, as Trustee, and succeeded by Commerce Union Bank, now known as Sovran Bank/Central South, as successor Trustee, for 9% Sinking Fund Debentures due 2004 for $150,000,000.
          Filed on Registration No. 2-51111.

     4.4 Indenture, dated as of September 22, 1989, between Navistar Financial Corporation, the First National Bank of Chicago, as Trustee, succeeded by Bank One, Columbus, N.A., as successor Trustee, for $400,000,000 of debt securities on terms to be determined at time of sale. Filed on Registration No. 33-31003.

     4.5 Indenture, dated as of November 15, 1993 between Navistar Financial Corporation and Bank of America, Illinois formerly known as Continental Bank, National Association, as Trustee, for 8 7/8% Senior Subordinated Notes due 1998 for $100,000,000. Filed on Registration No. 33-50541.

======

     Instruments defining the rights of holders of other unregistered long-term debt of Navistar and its subsidiaries have been omitted from this exhibit index because the amount of debt authorized under any such instrument does not exceed 10% of the total assets of the Registrant and its consolidated subsidiaries. The Registrant agrees to furnish a copy of any such instrument to the Commission upon request.

                                      E-2